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                                                                    Exhibit 3.15

                          LIMITED PARTNERSHIP AGREEMENT

THIS LIMITED PARTNERSHIP AGREEMENT made as of January 18, 2002

BETWEEN:

          IPSCO STEEL (ALABAMA) INC.,
          a corporation incorporated under the laws of the State of Alabama, as General Partner (the "General Partner")

                                      -and-

          IPSCO CONSTRUCTION INC.,
          a corporation incorporated under the laws of the State of Alabama, as the Original Limited Partner (the "Original Limited Partner")

                                      -and-

          Each person who from time to time becomes a Limited Partner in accordance with the terms of this Agreement

RECITALS:

A. The General Partner and the Original Limited Partner wish to form a limited partnership in order to acquire the steel mill assets owned and operated by the General Partner and to thereafter carry on the steel manufacturing business previously carried on by the General Partner; and

B. The General Partner and the Original Limited Partner have entered into this Agreement for the purpose of constituting the Partnership and recording the arrangements to which they have agreed by which the Partnership will be capitalized, managed and operated and its income distributed.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS
     -----------

(1) In this Agreement, except as otherwise expressly provided, the following words or expressions shall have the following meanings:

     (a) "Adjusted Capital Account" means, with respect to a Partner, that Partner's Capital Account after (i) crediting to the Partner's Capital Account any amount which the Partner is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); (ii) crediting to the Partner's Capital Account any amount that Partner is unconditionally obligated to contribute to the Partnership under applicable law; and (iii) debiting from the Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6). This

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          definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii) and 1.704-2, and will be interpreted consistently with those provisions.

     (b) "Agreement" means this Agreement among the General Partner and the Original Limited Partner, as may be amended or restated from time to time.

     (c) "Business" means the steel manufacturing business to be operated by the Partnership resulting from the acquisition of the steel mill assets and certain related assets from the General Partner.

     (d) "Business Day" means any day other than a Saturday, Sunday or statutory or civic holiday in Mobile, Alabama.

     (e) "Capital Account" of a Partner means the account established pursuant to Section 4.1.

     (f) "Capital Contribution" means with respect to any Partner, the amount paid in cash and the fair market value of other property net of any liability assumed by the Partnership in respect of such property contributed by the Partner to the Partnership in connection with the subscription for its Units or any other amount of cash and the fair market value of other property net of any assumed liabilities, as the case may be, contributed to the capital of the Partnership by the Partner. Any reference in this Agreement to the Capital Contribution of a Partner who acquired its Unit(s) by way of acquisition from a prior Partner will include any Capital Contribution made by any prior Partner with respect to the acquired Unit(s).

     (g) "Certificate" means the Certificate of Limited Partnership filed under the Partnership Act in respect of the Partnership, as amended, renewed or replaced from time to time.

     (h) "Distributable Cash" of the Partnership, at any time, means amounts determined by the General Partner, form time to time, as being available out of cash flow of the Partnership for distribution to the Partners, after payment of all current debts and liabilities of the Partnership as the same become due from time to time and after deducting all amounts which the General Partner determines shall be reinvested in the Partnership.

     (i)  "Fiscal Year" means, unless otherwise provided in accordance with
          Section 2.8, a period of twelve consecutive calendar months terminating on the 31st day of December in each year except that the first Fiscal Year shall be the period commencing on the filing of the Certificate and ending on the following December 31, and the last Fiscal Year shall commence on January 1 most immediately preceding the date of termination of the Partnership and shall terminate on the date of termination of the Partnership pursuant to the terms of this Agreement or the Partnership Act.

     (j) "General Partner" means IPSCO Steel (Alabama) Inc., a body corporate incorporated under the laws of the State of Alabama and its successors in interest pursuant to the terms of this Agreement.

     (k) "Internal Revenue Code" means the Internal Revenue Code of 1996, as amended or replaced from time to time.

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     (l)  "Limited Partners" means the Original Limited Partner and any other
          Person admitted to the Partnership (excluding the General Partner) as a limited partner and their respective successors in interest pursuant to the terms of this Agreement, and "Limited Partner" means any one of them.

     (m)  "Oridinary Resolution" means:

          (i) a resolution passed with the support of over 50% of the votes cast by Partners who, being entitled to do so, vote in person or by proxy at a duly constituted meeting of the Partners, or an adjournment thereof, or

          (ii) a resolution consented to in writing by every Partner who would have been entitled to vote in person or by proxy at a meeting of Partners, and a resolution so consented to will be deemed to be an Ordinary Resolution passed at a meeting of the Partners.

     (n) "Original Limited Partner" means IPSCO Construction Inc., a body corporate incorporated into the laws of the State of Alabama and its successors in interest pursuant to the terms of this Agreement.

     (o) "Partnership" means IPSCO Alabama Ltd., a limited partnership formed under the laws of the State of Alabama in accordance with this Agreement by the filing and recording of the Certificate.

     (p) "Partnership Act" means The Alabama Limited Partnership Act of 1997 (Section 10-9B of the Alabama Code), as amended or replaced from time to time.

     (q) "Partnership Assets" means at any time all of the property, assets, rights, business and goodwill of the Partnership.

     (r) "Partners" means the General Partner and the Limited Partners and "Partner" means any one of the General Partner or the Limited Partners.

     (s) "Person" means an individual, corporation, body corporate, partnership, syndicate, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative.

     (t) "Profits" and "Losses" means for each Fiscal Year or other period (a) for tax purposes, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Internal Revenue Code Section 703(a) (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Internal Revenue Code Section 703(a)(1), and any guaranteed payments paid to a General Partner, shall be included in taxable income or loss), and (b) for book purposes, an amount equal to the Partnership's net income or net loss for such year or period, determined in accordance with U.S. generally accepted accounting principles.

     (u) "Record" means the record of the Partners required to be maintained by the General Partner Pursuant to Section 10.6(1)(a).

     (v) "Register of Transfers" means the Register of Transfers of Units required to be maintained by the General Partner pursuant to Section 10.6(1)(b).

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     (w)  "Treasury Regulations" means the Treasury Regulations promulgated under the Internal Revenue Code.

     (x)  "Section" means a section of this Agreement.

     (y) "Sharing Ratio" means with respect to any Partner, the percentage interest allocated to such Partner, which percentage interest will be determined by using a fraction in which the number of Units owned by the Partner is the numerator and the aggregate number of Units of the Partnership that are then outstanding is the denominator.

     (z)  "Special Resolution" means:

          (i) a resolution passed with the support of at least 66 2/3% of the votes cast by those Partners who, being entitled to do so, vote in person or by proxy at a duly constituted meeting of the Partners, or an adjournment thereof, or

          (ii) a resolution consented to in writing by every Partner who would have been entitled to vote in person or by proxy at a meeting of Partners, and a resolution so consented to will be deemed to be a Special Resolution passed at a meeting of the Partners.

     (aa) "Unit" or "Units" has the meaning assigned to that term in Section
          4.1.

1.2  INTERPRETATION
     --------------

For all purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires:

     (a) The headings are for convenience of reference and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

     (b) All accounting terms not otherwise defined have the meanings ordinarily assigned to them at the date hereof pursuant to U.S. generally accepted accounting principles and all computations made pursuant to this Agreement must be made in accordance with U.S. generally accepted accounting principles applicable from time to time, unless otherwise expressly provided in this Agreement.

     (c)  Any reference to a currency is a reference to U.S. currency.

     (d) Except where otherwise specified, any reference to a statute includes a reference to such statute and to its regulations, with all amendments in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute or regulation.

     (e) Any reference to a Person includes a reference to any Person that is a successor to that Person.

     (f) Words importing the masculine gender include the feminine or neuter gender and words importing the feminine gender include the masculine or neuter gender and words in the

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          singular include the plural, and words importing the neuter gender include the masculine or feminine gender and words in the plural include the singular.

                                    ARTICLE 2
                                 THE PARTNERSHIP

2.1  FORMATION OF LIMITED PARTNERSHIP
     --------------------------------

The Partners hereby agree to form the Partnership as a limited partnership in accordance with the terms of this Agreement and the provisions of the Partnership Act. The General Partner shall cause the first Certificate to be filed in accordance with the requirements of the Partnership Act.

2.2  NAME
     ----

The Partnership shall carry on business under the name IPSCO Alabama Ltd. or such other name as the General Partner may determine from time to time.

2.3  TERM
     ----

The term of the Partnership is for an indefinite period commencing on the filing of the initial Certificate and continuing until the date on which the Partnership is dissolved in accordance with the terms of this Agreement or the Partnership Act.

2.4  BUSINESS OF PARTNERSHIP
     -----------------------

The Partnership has been constituted by the Partners for purposes of acquiring the steel mill and certain related assets from the General Partner and assuming certain liabilities in respect thereof and thereafter carrying on the Business in accordance with the provisions of this Agreement. The Partners therefore agree that the Partnership shall:

     (a) negotiate, execute and deliver a formal acquisition agreement for the purchase and sale of the above-noted assets and assumption of liabilities; and

     (b) upon completion of the purchase and sale transactions contemplated above, operate or supervise the operation of the Business, and engage in such other businesses or activities, as the General Partner may from time to time determine.

2.5  EXCLUDED ASSETS
     ---------------

For greater certainty, the Partnership shall not acquire certain contract rights relating to the construction of the General Partner's steel mill located near Axis, Alabama or any claims or legal proceedings relating to such contract rights, all of which are to be retained and prosecuted by the General Partner in its personal capacity and for its own benefit, all of which is to be more particularly described in the formal acquisition agreement between the General Partner and the Partnership referred to in Section 2.4.

2.6  PLACE OF BUSINESS
     -----------------

The principal place of business of the Partnership shall be located at Axis, Alabama or such other place of business determined by the General Partner from time to time. The Partnership may have such additional places of business as may from time to time be determined by the General Partner.

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2.7  OFFICE OF THE PARTNERSHIP: REGISTERED AGENT
     -------------------------------------------

The office at which the prescribed Partnership records will be maintained pursuant to Section 104 of the Partnership Act, will be located at:

          Burr & Forman LLP
          Southtrust Tower
          420 North Twentieth Street
          Suite 3100
          Birmingham, Alabama 35203

The name and street address of the agent for service of process on the Partnership as required by Section 104 of the Partnership Act, is as follows:

          The Corporation Company
          2000 Interstate Park Drive, Suite 204
          Montgomery, Alabama, 36109

The General Partner may change the office or agent for service noted above from time to time in which case, the General Partner shall promptly give notice in writing to the Limited Partners of any such change.

2.8  FISCAL YEAR
     -----------

The Partnership's Fiscal Year shall end on December 31/st/ in each year, or on such other date as the General Partner may determine from time to time.

2.9  QUALIFICATION TO DO BUSINESS
     ----------------------------

The General Partner shall execute such forms as are required to register the Partnership, and to maintain in good standing such registration, so that it is duly qualified to carry on its business in all jurisdictions in which it does so, and to register the Partnership under the Partnership Act and comparable legislation in all other jurisdictions where such registration is necessary or advisable to maintain the limited liability of the Limited Partners in such jurisdictions. Upon the General Partner's request, each Limited Partner shall execute such other documents as reasonably required for the General Partner to comply with all requirements for the formation, continuation and operation of the Partnership and the maintenance of the limited liability of the Limited Partners in any other jurisdictions where the Partnership carries on business or the General Partner considers it appropriate.

                                    ARTICLE 3
                         UNITS AND INITIAL CONTRIBUTIONS

3.1  UNITS
     -----

The interest of the Partners in the Partnership shall be divided into and represented by one class of an unlimited number of units (individually, a "Unit" and collectively, the "Units").

3.2  NATURE OF UNITS
     ---------------

Each issued and outstanding Unit shall be equal to each other Unit with respect to all matters, including:

     (a)  the right to receive notice of and attend all meetings of Partners;

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     (b)  the right to vote;

     (c)  the right to receive allocations of Profits and Losses; and

     (d) the right to share in Distributable Cash or any other distributions (including distributions on dissolution of the Partnership) to Partners.

No Unit shall have any preference or right of priority in any circumstances over any other Unit.

3.3  NO FRACTIONAL UNITS
     -------------------

A Unit may not be divided or split into fractions, and the Partnership will not accept any subscription for, record any assignment of, or otherwise recognize any interest in, less than a whole Unit.

3.4  ISSUE AND TRANSFER
     ------------------

The Units shall only be issued as fully paid and non-assessable Units. No Partner shall assign or transfer any of its Units except in accordance with the terms of this Agreement.

3.5  ADMISSION TO PARTNERSHIP
     -----------------------

A Person subscribing for Units will become a Partner upon:

     (a)  acceptance by the General Partner of a subscription from such Person;

     (b) payment of the agreed upon subscription price or contribution of other property; and

     (c) the General Partner causing the subscriber to be entered on the Record.

Upon satisfaction of the foregoing, all Partners will be deemed to consent to the admission of such Person as a Partner. The General Partner may accept or reject, in its absolute discretion, a subscription for a Unit.

3.6  UNIT CERTIFICATE
     ----------------

The General Partner shall not be required to issue certificates on behalf on the Partnership to evidence ownership of Units, but may do so at its option.

3.7  INITIAL CONTRIBUTION OF PARTNERS
     --------------------------------

The General Partner and Original Limited Partner shall each initially contribute $100.00 to the capital of the Partnership and subscribe for, and be allotted Units in the Partnership, as follows:

     IPSCO Steel (Alabama) Inc.  - 1 Unit
     IPSCO Construction Inc.     - 1 Unit

3.8  ISSUANCE OF ADDITIONAL UNITS
     ----------------------------

The Partnership may from time to time issue further Units additional to those specifically provided for in Section 3.7 at such subscription price as may be established by the General Partner from time to time, without approval of the Partners.

                                      -7-

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                                    ARTICLE 4
                                CAPITAL ACCOUNTS

4.1  ESTABLISHMENT OF CAPITAL ACCOUNTS
     ---------------------------------

A "Capital Account" shall be established for each Partner and shall be maintained at all times throughout the existence of the Partnership in a manner so as to correspond with the rules set forth in the Treasury Regulations. A Partner's Capital Account shall be increased by:

     (a)  the amount of the Partner's Capital Contribution to the Partnership;

     (b) allocation of Profits to the Partner for Partnership "book" purposes pursuant to Article 5; and shall be reduced by:

     (c) the amount of Distributable Cash distributed to the Partner by the Partnership pursuant to Article 6;

     (d) the fair market value of any property distributed to the Partner by the Partnership; and

     (e) allocations of Losses to the Partner for Partnership "book" purposes by the Partnership pursuant to Article 5.

4.2  TRANSFER OF UNITS - CAPITAL ACCOUNTS
     ------------------------------------

Except as otherwise required by the Treasury Regulations, in the event that any Unit(s) are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit(s).

4.3  NO WITHDRAWAL OF CAPITAL
     ------------------------

No Partner has the right to withdraw any Capital Contribution or other amount or receive any cash or other distribution from the Partnership, except as expressly provided for in this Agreement and as permitted by law.

4.4  NO INTEREST ON ACCOUNTS
     -----------------------

No Partner will have the right to receive interest on any credit balance in such Partner's Capital Account. Except as otherwise provided by the Partnership Act, no Partner will be liable to pay interest to the Partnership on any Capital Contribution distributed to such Partner or on any negative balance in such Partner's Capital Account.

4.5  NEGATIVE BALANCE IN ACCOUNTS
     ----------------------------

The interest of a Partner in the Partnership will not terminate by reason of a negative balance in such Partner's Capital Account.

4.6  ADJUSTMENTS
     -----------

If the General Partner determines that any Partner has received a distribution which exceeds its entitlement, then that Partner shall immediately repay to the Partnership such excess amount, and in the

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absence of such repayment, the General Partner shall be entitled to deduct such excess amount from any subsequent distribution from the Partnership to such Partner.

4.7  RETURN OF CAPITAL CONTRIBUTIONS
     -------------------------------

All Partners will look solely to the assets of the Partnership for the return of their respective Capital Contributions or any other distributions. If the assets remaining after payment or discharge, or provision for discharge, of the debts and liabilities of the Partnership are insufficient to return the Capital Contributions or to make any other distribution to the Partners, no Partner shall have any recourse against the personal assets of any other Partner for that purpose, except in respect of the obligations of the General Partner pursuant to Section 9.2.

                                    ARTICLE 5
                                   ALLOCATIONS

5.1  GENERAL
     -------

Except as otherwise provided in this Article 5, for federal income tax purposes, each item of income, gain, loss and deduction will be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this Article 5.

5.2  PROFITS AND LOSSES
     ------------------

Profits and Losses shall be allocated in the following manner.

     (a) First, Losses shall be allocated to the Partners in accordance with and in proportion to each Partner's Sharing Ratio but only to the extent of the Partner's Adjusted Capital Account.

     (b)  Second, to the extent any Losses are not allocable under subsection
          (a) above, such Losses shall be allocated to the General Partner.

     (c) Third, Profits shall be allocated to the General Partner in a cumulative amount equal to the cumulative Losses allocated to the General Partner under subsection (b) above.

     (d) Fourth, Profits shall be allocated to the Partners in accordance with each Partner's Sharing Ratio.

     (e) Notwithstanding the preceding allocations, and to the extent the General Partner deems it necessary to insure that the Agreement and the allocations hereunder meet the requirements of Section 704 of the Internal Revenue Code and the applicable Treasury Regulations, allocations of the following type will be made to the appropriate Partners in the necessary and required amounts as set forth in the applicable Treasury Regulations before any other allocations under this Section 5.2:

          (i) Partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i);

          (ii)  Partnership minimum gain chargeback under Treasury Regulations
                Section 1.704-2(f)(provided that the General Partner may seek a waiver of such

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                chargeback in appropriate circumstances under Treasury
                Regulations Section 1.704-2(f)(4) in its sole discretion);

          (iii) In the event any Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulations
                Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of
                Partnership income and gain to such Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts (excluding from such deficit balance amounts Partners are obligated to restore under this Agreement or are treated as obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h), 1.704-2(g),
                or 1.704-2(i)(5)) created by such adjustments, allocations, or distributions as quickly as possible and in a manner which complies with Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

          (iv)  Partner nonrecourse deductions under Treasury Regulations
                Section 1.704-2(i) which will in all cases be allocated to the Partner who bears economic risk of loss for the indebtedness to which such deductions are attributable; and

          (v) To the extent an adjustment to the adjusted tax basis of any property under Internal Revenue Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1,704(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the property) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

The allocations set forth in this Section 5.2(e) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may effect results which would not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to divide other allocations of Profits, Losses, and other items among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which distributions would be divided among the Partners under Article 6 if such distributions were made in accordance with the Sharing Ratios of the Partners but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deductions, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner will have discretion to accomplish this result in any reasonable manner that is consistent with Internal Revenue Code Section 704 and the related Treasury Regulations. Pursuant to Treasury Regulations Section 1.752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership (as defined in Treasury Regulations Section 1.752-3(a)(3)), the Partners' respective interests in Profits will be equal to their Sharing Ratio.

5.3  TRANSFER OF UNITS-ALLOCATIONS: SECTION 754 ELECTION
     ---------------------------------------------------

Income, gain, loss or deduction attributable to any Unit in the Partnership which has been transferred shall be allocated between the transferor and the transferee under any method allowed under Internal Revenue Code Section 706 as agreed by the transferor and transferee. The General Partner, at its discretion, may make the election provided under Internal Revenue Code Section 754 and any corresponding provision of applicable state law.

5.4  DETERMINATION OF PROFITS OF LOSSES
     ----------------------------------

For accounting purposes, Profits or Losses of the Partnership will be determined in accordance with U.S. generally accepted accounting principles consistently applied. For the purposes of determining the taxable income or taxable loss of the Partnership under the Internal Revenue Code in respect of a particular Fiscal Year, the Partnership will claim discretionary deductions or allowances, including tax depreciation, in such amounts as the General Partner may, in its discretion, determine. Notwithstanding the foregoing, the General Partner will also provide each Partner with such financial and tax information as the Partner may reasonably require based on the generally accepted accounting principles and tax laws applicable in the country of residence of such Partner.

5.5  TAX MATTERS PARTNER AND TAX ELECTIONS
     -------------------------------------

The General Partner shall be the "Tax Matters Partner" for federal income tax purposes. Any successor Tax Matters Partner shall be a General Partner. The Partnership shall make such elections and adopt such accounting methods and procedures for federal and state income tax purposes as the Tax Matters Partner deems to be in the best interest of the Partnership.

                                    ARTICLE 6
                                  DISTRIBUTIONS

6.1  GENERAL
     -------

Distributable Cash shall be distributed among the Partners, pro rata, in accordance with their Sharing Ratios.

6.2  NO INTEREST
     -----------

If any Partner does not withdraw the whole or any part of its Distributable Cash distribution made pursuant to Section 6.1, the Partner shall not be entitled to receive any interest thereon without the consent of the General Partner.

6.3  TRANSFER OF UNITS-DISTRIBUTIONS
     -------------------------------

Unless otherwise agreed in writing by a transferor and transferee, Distributable Cash allocable to the transferred Unit which may have been transferred during any year shall be distributed to the holder of such Unit who was recognized as the owner of record on the date of such distribution.

6.4  AUTHORIZATION TO WITHHOLD
     -------------------------

The General Partner is authorized to withhold and to pay to all government authorities having jurisdiction, any taxes required by any applicable law to be withheld by the General Partner from any amount payable to any Partner.

6.5  PARTNER LOANS
     -------------

If any Partner advances any funds or makes any other payment to or on behalf of the Partnership, not required in this Agreement, to cover operating or capital expenses of the Partnership which cannot be paid

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out of the Partnership's operating revenues, any advance or payment shall be deemed a loan to the Partnership by that Partner, bearing interest from the date the advance or payment was made until the loan is repaid at the interest rate set forth in Section 7.12. Notwithstanding Sections 6.1 and 6.2, all distributions of Distributable Cash shall first be distributed to the Partners making the loans until the loans have been repaid, together with interest. Thereafter, the balance of the distributions, if any, shall be made in accordance with the terms of Sections 6.1 and 6.2. If distributions are insufficient to repay all loans as provided above, the funds available shall first be applied to repay the oldest loan and, if any funds remain available, the funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; provided, however, as to loans made on the same date, each loan shall be repaid pro rata in the proportion that the loan bears to the total loans made on that date.

                                    ARTICLE 7
                                 GENERAL PARTNER

7.1  STATUS AND CAPACITY
     -------------------

The General Partner represents and warrants to each Limited Partner that the General Partner:

     (a) is and will continue to be a valid and subsisting corporation under the laws of the State of Alabama or such other jurisdiction under which the General Partner may be continued or under which a successor to the General Partner may be incorporated or continued; and

     (b) has and will continue to have the capacity and qualifications to act as the General Partner and to perform its obligations under this Agreement without conflicting with its constating documents or being in default under any agreement by which it is bound.

7.2  MANAGEMENT OF PARTNERSHIP
     -------------------------

The General Partner shall have exclusive authority to direct, manage, control, administer and operate the Business and affairs of the Partnership and to represent and enter into transactions binding the Partnership. In connection with the foregoing, the General Partner shall have the power and authority to do, or cause to be done, for and on behalf of the Partnership, any and all acts deemed by the General Partner to be necessary, appropriate or incidental thereto, subject only to those limitations expressly set forth in this Agreement. Without limiting the generality of the foregoing, the General Partner shall have full and exclusive power and authority to:

     (a) make, execute, sign, acknowledge and file on behalf of the Partnership and/or each Limited Partner, any and all documents or instruments of any kind which the General Partner may deem appropriate in complying with the Partnership Act, including, without limitation, the Certificate and any amendments thereto or replacements thereof;

     (b) make all operating decisions concerning the Business, including all decisions concerning the business and activities to be carried on by the Partnership and the manner of operation of all business and activities;

     (c) enter into agreements and transactions on behalf of and which bind the Partnership in order to carry on the Business and affairs of the Partnership upon such terms as it considers appropriate including, without limitation, licensing agreements, sales contracts, marketing agreements, service contracts, subcontracts, leases, financing agreements, and other documents or instruments of any kind or character;

     (d) borrow money and obtain loans or commitments therefor for the purposes of the Partnership and to mortgage, charge, hypothecate, pledge or deposit any or all of the present and future Partnership Assets to secure or provide for the repayment of such loan and to draw, make, execute and issue bonds, debentures, promissory notes and other instruments and evidences of indebtedness;

     (e) acquire and dispose of property, both real and personal, tangible and intangible, as may be necessary or desirable in the ordinary course of carrying on the Business;

     (f) enter into, modify, renew, surrender and terminate any lease or license of any property on such terms as the General Partner considers appropriate and to exercise all rights, powers, privileges and other incidents of ownership and possession with respect to the Partnership Assets;

     (g) take in and account for revenues of the Partnership and pay expenses, capital expenditures and other outlays of the Partnership;

     (h) invest funds not immediately required for the operations of the Partnership;

     (i) admit new Partners and assigns of Units to the Partnership from time to time;

     (j) enter into any agreement or agreements with other Persons including, without limitation, its affiliates, for performance of acts in furtherance of the purposes of the Partnership, but this shall in no way relieve the General Partner of its obligations and duties to the Partnership and to the other Partners;

     (k) appoint officers or agents for a definite or indefinite term and to authorize the same to act on behalf of the Partnership subject to such limitations as the General Partner, in its absolute discretion, determines as appropriate, subject always to the limitations imposed on the General Partner by this Agreement or by law;

     (l) employ, retain and dismiss the persons as may be necessary or appropriate for the conduct of the Business, including permanent, temporary or part-time employees, agents, consultants and contractors;

     (m) retain such legal counsel, accountants, experts, advisors and consultants as the General Partner considers appropriate and to rely upon the advice of any such Person so retained;

     (n) open, operate and close accounts for the deposit of funds with financial institutions and to designate and change the signatories for such accounts;

     (o) commence, prosecute, defend, compromise and settle any action or proceeding in connection with the Partnership or its affairs, Business or Partnership Assets;

     (p) submit the Partnership to binding arbitration with respect to any issue arising in or concerning its affairs, Business or Partnership Assets;

     (q) file returns required by any governmental or like authority on behalf of the Partnership;

     (r) determine the Profits and Losses for any period in accordance with U.S. generally accepted accounting principles and the Internal Revenue Code and furthermore, calculate the comparable information for each Partner determined in accordance with the generally accepted accounting principles and in accordance with the laws applicable in the country of residence of each Partner;

     (s) obtain, maintain, modify and cancel such insurance coverage as the General Partner considers advantageous to the Partnership or the Partners in connection with the affairs or Business of the Partnership or the Partnership Assets; and

     (t) do anything else that is in furtherance of or incidental to the Business or affairs of the Partnership or the Partnership Assets.

7.3  CONDUCT OF OPERATIONS AND TITLE TO ASSETS
     -----------------------------------------

(1) Notwithstanding the generality of Section 7.2 or any other provision of this Agreement, the General Partner may exercise all of its powers and authority for and on behalf of the Partnership, in the name of the Partnership or in its own name, as the General Partner may determine from time to time. Notwithstanding that such power and authority may be exercised in the name of the General Partner without reference to the Partnership, all rights, interests, obligations and liabilities derived therefrom shall accrue to and be for the benefit of the Partnership.

(2) Legal title to the Partnership Assets (whether real, personal, tangible or intangible, including regulatory permits relating to the Business), or the interest of the Partnership therein, may, to the extent permitted by law, be held either in the name of the Partnership or held in the name of the General Partner, which will hold the same as trustee for and on behalf of the Partnership on and subject to the terms of this Agreement. The General Partner hereby declares and warrants that any of the Partnership Assets for which legal title is held in the name of the General Partner, shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to the Partnership Assets is held.

(3) Despite the fact that the General Partner may hold the title to or interest in the Partnership Assets in its own name, the General Partner shall have no beneficial interest in the Partnership Assets or Business and the true and beneficial ownership thereof shall, for all purposes, be vested in the Partnership.

(4) In confirmation of Section 7.3(2) and (3), the General Partner may execute and deliver such trust agreements in favor of the Partnership in respect of such Partnership Assets or the interest of the Partnership therein, as the General Partner may determine in appropriate from time to time.

7.4  DISCHARGE OF DUTIES
     -----------------

The General Partner shall exercise its powers and authority and discharge its duties under this Agreement honestly, in good faith and in the best interests of the Partnership and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person having the requisite experience to perform the duties of the General Partner hereunder would exercise in comparable circumstances and shall devote as much time to the conduct of the Business as reasonably required for the prudent management of the Business and affairs of the Partnership.

7.5  OSTENSIBLE AUTHORITY
     --------------------

No person dealing with the Partnership or the General Partner will be required to inquire into the authority of the General Partner to do any act, take any proceeding, make any decision or execute and deliver any instrument, deed, agreement or document for and on behalf of the Partnership, regardless of whether such matter is undertaken or performed by the General Partner in its own name or in the name of the Partnership.

7.6  DELEGATION
     ----------

The General Partner may contract with any Person (including any affiliate of the General Partner) to carry out any of the duties of the General Partner hereunder and may delegate to such Person any power or authority of the General Partner hereunder, but no such contract or delegation will relieve the General Partner of any of its obligations hereunder.

7.7  GOODWILL AND OWNERSHIP OF THE BUSINESS
     --------------------------------------

Notwithstanding that the General Partner may conduct the Business in its own name from time to time, the business and the goodwill associated with the Business will be the property of the Partnership.

7.8  BUSINESS IN OTHER JURISDICTIONS
     -------------------------------

The General Partner shall not carry on the Business in any jurisdiction unless the Partnership and the General Partner are registered, if required by law, to carry on business in such jurisdiction.

7.9  MAINTENANCE OF LIMITED LIABILITY
     --------------------------------

The General Partner will conduct the business and affairs of the Partnership in such a manner that the liability of a Limited Partner will be limited to the extent set forth in Section 9.1.

7.10 EXPENSES OF THE PARTNERSHIP
     ---------------------------

The General Partner shall on behalf of the Partnership (whether in its own name or in the name of the Partnership) pay all the costs and expenses incurred or owed by the Partnership in connection with the Business and affairs of the Partnership including, without limitation, the following:

     (a) all operating expenses of the Partnership including, without limitation, all salaries, compensation and other amounts payable to officers, employees and other support personnel of the Partnership or the General Partner and consultants and other persons engaged to perform services for the Partnership or the General Partner;

     (b) taxes and assessments applicable to the Partnership or its assets, advertising and promotional expenses, insurance premiums, rental expenses and legal fees and expenses;

     (c) costs and expenses of a general and administrative nature and overhead costs of expenses incurred by the Partnership or by the General Partner for the benefit of the Partnership;

     (d) interest and other charges payable in connection with borrowings for the benefit of the Partnership;

     (e) accounting, audit, professional and reporting expenses including, without limitation, costs of preparation and documentation of Partnership financial statements and accounts, costs of preparation and documentation of tax returns;

     (f) costs and expenses payable in connection with the organization and capitalization of the Partnership;

     (g) costs incurred in connection with any litigation or arbitration in which the Partnership (or the General Partner with respect to the Partnership) is involved or for which it is responsible, as well as any examination, investigation or other proceeding conducted by any regulatory agency, including related legal and accounting fees;

     (h) all amounts due under contractual or other commitments of the Partnership; and

     (i) consultant, receivership, insolvency and any other fees and expenses related to the purchase, holding, sale or liquidation of, or any other transactions in connection with, or protection of security for, the Partnership Assets.

7.11 REIMBURSEMENT OF THE GENERAL PARTNER
     ------------------------------------

(1) The Partnership shall reimburse the General Partner, as and when reasonably requested by the General Partner, for all costs and expenses reasonably and properly incurred by the General Partner in conducting the Business and affairs of the Partnership.

(2) If and to the extent that any costs and expenses are incurred not only in connection with the Business, but any other business of the General Partner, the General Partner will reasonably and equitably allocate such costs and expenses between the Partnership and such other business.

(3) Any costs or expenses incurred by the General Partner relating to the Excluded Assets referred to in Section 2.5 and any receipts obtained by the General Partner from the prosecution or settlement of the claims referred to in Section 2.5 shall be the responsibility and property, as the case may be, of the General Partner in its personal capacity.

(4) The Partnership shall pay an annual management fee to the General Partner for the performance of its services under this Agreement in the amount of $200,000 per year, payable quarterly in arrears. Subject to the approval of the Limited Partners given by Special Resolution, the General Partner and Partnership may agree to amend the management fee from time to time.

7.12 INTEREST ON UNPAID AMOUNTS
     --------------------------

If the Partnership fails to pay the General Partner an expense, fee or other amount due to be paid to the General Partner pursuant to this Agreement (other than a distribution to the General Partner on account of any Units held in its capacity as a Limited Partner) within 30 days after the due date therefor, the Partnership shall also pay the General Partner interest on the unpaid amount at the rate of 12% per annum, compounded annually, for the period from the due date therefor up to the date of payment, except for the part of that period, if any, that the Partnership has insufficient cash available to make the payment having regard to its then current liabilities.

7.13 UNLIMITED LIABILITY OF GENERAL PARTNER
     --------------------------------------

The General Partner in its capacity as the general partner of the Partnership shall be responsible and liable for the debts, obligations and all other liabilities of the Partnership in the manner and to the extent required by the Partnership Act and as set forth in this Agreement.

7.14 LIABILITY TO PARTNERSHIP
     ------------------------

Neither the General Partner nor its officers, directors, partners, agents or employees shall be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partners for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement or by law, if such persons have acted honestly, in good faith and in a manner consistent with the best interests of the Partnership and such action or omission does not constitute fraud, bad faith, gross negligence, willful misconduct or breach of fiduciary duty.

7.15 INDEMNIFICATION BY PARTNERSHIP
     ------------------------------

The Partnership shall indemnify and hold harmless the General Partner, its officers, directors, partners, agents and employees from and against any and all losses (other than loss of profits), expenses, claims or liability suffered or incurred by any of them arising out of any claims based upon any acts performed or omitted to be performed by them in connection with the business of the Partnership, including costs, expenses and solicitor's fees expended in the settlement or defense of any such claims, provided that such persons have acted honestly, in good faith and in a manner consistent with the best interests of the Partnership and such acts or omissions do not constitute fraud, bad faith, gross negligence or willful misconduct by or breach of fiduciary duty of such person or entity and, provided further that any such indemnification shall be recoverable only from the assets of the Partnership and not from the Limited Partners.

                                    ARTICLE 8
                            CHANGE OF GENERAL PARTNER

8.1  ASSIGNMENT OF INTEREST
     ----------------------

The General Partner may not sell, assign, transfer or otherwise dispose of its interest, rights or obligations as General Partner in the Partnership or its Unit(s), except with the prior approval of the Limited Partners given by Special Resolution, unless such sale, assignment, transfer or other disposition is in connection with and ancillary to a merger or amalgamation of the General Partner resulting in a surviving or continuing corporation or body corporate which will thereupon act as General Partner in accordance with this Agreement. Nothing contained in this Section shall preclude a sale or transfer of shares of the General Partner or a change in the control of the General Partner.

8.2  WITHDRAWAL
     ----------

So long as its withdrawal as General Partner or dissolution would not result in the dissolution of the Partnership, the General Partner may resign as General Partner or dissolve on not less than 180 days written notice to all Limited Partners. Such withdrawal shall be effective and the General Partner shall cease to be General Partner upon the earlier of:

     (a)  the date specified in the notice; and

     (b) the admission of a new General Partner with approval of the Partners given by Ordinary Resolution.

8.3  BANKRUPTCY OR DISSOLUTION
     -------------------------

The General Partner shall cease to be qualified to act as General Partner upon:

     (a)  making an assignment for the benefit of creditors;

     (b)  filing a voluntary petition in bankruptcy;

     (c)  being adjudicated a bankrupt or insolvent;

     (d) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation;

     (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature referred to in Section 8.3(d) above;

     (f) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

     (g) failure to dismiss any proceeding commenced against the General Partner to attach or charge its partnership interest or seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation within 120 days after its commencement; or

     (h) failure to vacate or stay a court order attaching or charging the General Partner's partnership interest or the appointment without the General Partner's consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, within 90 days after such order or appointment.

Upon the General Partner ceasing to be qualified to act as such as set forth above or as otherwise provided under the Partnership Act, the General Partner shall be removed as General Partner effective upon the appointment of a new General Partner by the Partners made by Ordinary Resolution, which appointment shall be made within 90 days following the occurrence of the event giving rise to the disqualification of the General Partner. The General Partner agrees to provide notice to the Limited Partners of the occurrence of any of the foregoing events forthwith after the occurrence of the event.

8.4  REMOVAL
     -------

The General Partner may only be removed as the General Partner of the Partnership if it should breach or fail to perform any of its duties or obligations under this Agreement and such breach or failure (other than a failure to act honestly and in good faith) shall continue unremedied for a period of 120 days after notice of such breach or failure is given to the General Partner by any Limited Partner, or if the breach or failure is incapable of being remedied within the said 120 day period, then if the General Partner has not commenced within such period of time to remedy the breach or failure and diligently thereafter continue to so remedy the breach or failure. Such a removal of the General Partner shall be made by a Special

Resolution of the Partners that appoints a new General Partner to the Partnership in replacement of the General Partner being removed.

8.5  TRANSFER OF MANAGEMENT
     ----------------------

On the admission of a new General Partner to the Partnership on the withdrawal or removal of the General Partner, the resigning or retiring General Partner will do all things and take all steps to transfer title to the Partnership Assets and to transfer administration, management, control and operation of the business of the Partnership and the books, records and accounts of the Partnership to the new General Partner and will execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer.

8.6  RELEASE AND INDEMNIFICATION
     ---------------------------

In the event of a change of the General Partner, the Partnership and the Limited Partners shall release and the Partnership shall indemnify and hold harmless the former General Partner from all actions, claims, costs, demands, losses, damages and expenses with respect to events which arise in relation to the Partnership after the effective date of removal or withdrawal of the former General Partner. The indemnification herein shall be made from the assets of the Partnership and no Limited Partner shall be personally liable to the former General Partner.

8.7  NEW GENERAL PARTNER
     -------------------

A new General Partner appointed hereunder shall sign a counterpart hereof and thereupon shall be bound by all of the provisions hereof and shall have the power and authority and shall assume the obligations, duties and liabilities of the General Partner hereunder as and from the date the new General Partner becomes a party to this Agreement.

                                    ARTICLE 9
                                LIMITED PARTNERS

9.1  LIMITED LIABILITY
     -----------------

Subject to provisions of the Partnership Act, and other applicable legislation, the liability of a Limited Partner for the debts, liabilities and obligations of the Partnership shall be limited to its Capital Contribution and its pro rata share of any undistributed Distributable Cash. No Limited Partner shall be required to make any additional contributions to the capital of the Partnership. No Limited Partner owes to any other Limited Partner or to the General Partner any fiduciary or other duty of good faith which might otherwise be imposed upon him as a Partner by the common law pertaining to partnerships or by any statute relating thereto.

9.2  INDEMNITY
     ---------

The General Partner shall indemnify and hold harmless each Limited Partner for any costs, damages, liabilities, expenses or losses suffered or incurred by a Limited Partner if its liability is not limited in the manner provided for in
Section 9.1, unless the liability arises out of any act or omission of such Limited Partner.

9.3  RECOGNITION
     -----------

A Person shall become a Limited Partner upon the entry of its name as such on the Record. The General Partner shall thereafter give all notices as may be required by the Partnership Act and other applicable legislation to such Limited Partner. Such Person shall cease to be a Limited Partner upon the removal of its name as such on the Record.

9.4  REPRESENTATIONS
     ---------------

Each Limited Partner hereby represents and warrants that it has the legal capacity to enter into this Agreement. Each Limited Partner shall, at the request of the General Partner, provide such evidence of its status and residence as the General Partner may reasonably require.

9.5  RESTRICTIONS
     ------------

No Limited partner, in its capacity as a Limited Partner, shall:

     (a)  participate in the management or control of the Business;

     (b)  transact any business on behalf of the Partnership or any Partner;

     (c)  have the right to sign for or bind the Partnership or any Partner;

     (d)  hold itself out as an agent of the Partnership or any other Partner;
          or

     (e) have any authority to undertake any obligation or responsibility on behalf of the Partnership or any other Partner.

9.6  ENCUMBERING PARTNERSHIP INTEREST
     --------------------------------

No Limited Partner shall hypothecate, mortgage, charge, pledge or otherwise encumber its Units.

9.7  COMPENSATION
     ------------

Except as otherwise expressly provided in this Agreement, no Partner shall receive any salary, fee or draw for services rendered to or on behalf of the Partnership, nor shall any Partner be reimbursed for any expenses incurred by such Partner on behalf of the Partnership.

9.8  POWER OF ATTORNEY
     -----------------

Each Limited Partner hereby irrevocably nominates, constitutes and appoints the General Partner to act as its true and lawful attorney on its behalf with full power and authority in its name and stead, under seal or otherwise, to execute, register, record and file as and where required:

     (a) the Certificate, any amendments to or replacements of the Certificate, any instrument required to continue and keep in good standing the Partnership as a limited partnership in any jurisdiction in which the Partnership carries on business, is required to be registered or is registered to carry on business and any other instrument required by law;

     (b) any instrument to amend this Agreement in accordance with the terms hereof;

     (c) any instrument required pursuant to the Partnership Act or similar legislation of any other jurisdiction in connection with the operation, dissolution, winding-up, liquidation or termination of the Partnership;

     (d) any instrument required in connection with any election that may be made under the Internal Revenue Code or corresponding legislation of a jurisdiction that applies to the Partnership or any of the Partnership Assets; and

     (f) such documents on behalf and in the name of the Partnership as may be necessary to carry on the Business in any jurisdiction or to give effect to any of the provisions of this Agreement.

Such appointment and power of attorney is a power coupled with an interest and will extend to the legal representatives, successors and assigns of the Limited Partner. To evidence the authority conferred on the General Partner pursuant to this Section, each Limited Partner will, if requested by the General Partner, execute a power of attorney in accordance with the terms of this Section.

9.9  TRANSFER OF UNITS
     -----------------

Notwithstanding the provisions of the Partnership Act, a Limited Partner is not entitled to sell, assign, transfer or otherwise dispose of any of its units (whether to an affiliate or otherwise) except with the written consent of the General Partner.

9.10 ADMISSION OF NEW PARTNER
     ------------------------

The Partners agree to the admission of and hereby admit as a Limited Partner any Person who acquires Units from a Partner with the consent of the General Partner and any other Person to whom the General Partner issues Units, provided that such Person executes and delivers to the General Partner a counterpart of this Agreement as then amended.

                                   ARTICLE 10
                            ACCOUNTING AND REPORTING

10.1 BOOKS OF ACCOUNT
     ----------------

The General Partner will keep and maintain, or cause to be kept and maintained, full, complete, separate and accurate books of account and records of the Business including the Capital Accounts of the Partners, and will enter and record therein fully and accurately all transactions and other matters related to the Business. The books of account of the Partnership shall be established and maintained in accordance with U.S. generally accepted accounting principles.

10.2 APPOINTMENT OF AUDITOR
     ----------------------

The General Partner shall, on behalf of the Partnership, retain an auditor to carry out a review and report to the Partners on the financial statements of the Partnership for, and as at the end of, each Fiscal Year of the Partnership. The auditor may be changed from time to time by the General Partner without the approval of the Limited Partners. If requested by the Partners and approved by Special Resolution, the auditor shall conduct an audit of such financial statements.

10.3 ANNUAL STATEMENTS
     -----------------

Following each Fiscal Year, the General Partner shall forward in a timely manner, financial statements of the Partnership for the previous Fiscal Year to each Partner of record as of the last day of the Fiscal Year in question. The financial statements shall include a statement of all Distributable Cash (expressed as a dollar amount per Unit) distributed to the Partners during such Fiscal Year

10.4 INCOME TAX INFORMATION
     ----------------------

Following each Fiscal Year, the General Partner shall forward in a timely manner prior to any filing requirements, to each Partner of record as of the last day of the Fiscal Year, information concerning the Partnership's Profits or Losses and each class of income, gain, loss or deduction that is relevant to reporting Partnership income under the Internal Revenue Code and under the tax laws of any other relevant jurisdiction. The information will show each Partner's share of each class of income, gain, loss, deduction or other tax attribute. The General Partner shall file, on behalf of the Partners, any information returns required to be filed in respect of the activities of the Partnership under the Internal Revenue Code, or tax laws of any other jurisdiction in which it carries on business.

10.5 INTERIM REPORTS
     ---------------

If required by any applicable law or regulation, or any order of a regulatory body or agency having jurisdiction, or if requested by the Partners and approved by Special Resolution, and as otherwise determined by the General Partner, the Partnership shall prepare monthly, quarterly or semi-annual financial statements, as the case may be, which shall consist of such information as may be required under any such laws, regulations or orders. A copy of such financial statements or other information shall be delivered to each Partner in a timely fashion after the end of the relevant period to which it relates.

10.6 REGISTERS AND RECORDS
     ---------------------

(1) The General Partner shall maintain at a place permitted by the Partnership Act:

     (a) the "Record" in which it records in alphabetical order the names and last known addresses of the Partners and the Units held by such Partners;

     (b) the "Register of Transfers" in which is listed in respect of each permitted transfer of Units, the names of each transferor and transferee of the Units, the number of Units transferred and the date of transfer;

     (c) a copy of the Certificate and each amendment made to it and a copy of this Agreement and each amendment made to it; and

     (d)  such other records as may be required by law.

(2) The records of the Partnership referred to in Section 10.6(1), and any other books and records of the Partnership, wherever situated, are subject to inspection and copying by a Partner and its agents at the reasonable request and upon reasonable notice of any Partner during ordinary business hours, at the expense of such Partner.

10.7 SUCCESSORS IN INTEREST OF PARTNERS
     ----------------------------------

Subject to the terms of this Agreement, the General Partner shall cause to be recorded in the Record the name of any Person becoming entitled to any Units in consequence of dissolution or winding-up of a Partner or by reason of the insolvency of any Partner, or otherwise by operation of law, as the holder of such Units upon production of the proper evidence of such entitlement and such other evidence as may be required by law, in each case as reasonably satisfactory to the General Partner.

                                   ARTICLE 11
                              PARTNERSHIP MEETINGS

11.1 MEETINGS OF PARTNERS
     --------------------

The General Partner may at any time call a meeting of Partners and must call such a meeting on receipt of a written request from Limited Partners if such request:

     (a) is made by a Limited Partner or Limited Partners holding in the aggregate 20% or more of all Units then outstanding; and

     (b) contains sufficient detail of the purpose for which the meeting is to be held to permit the distribution of a notice in compliance with
          Section 11.3.

11.2 REQUISITIONED MEETINGS
     ----------------------

If the General Partner fails to call a meeting of Partners within 30 days after receipt of a request, any Limited Partner who was a party to the request may, by giving notice in accordance with Section 11.3, call such a meeting for the purpose so stated. If more than one Limited Partner purports to call the meeting, the notice given in accordance with this Agreement which calls the meeting for the earliest time will govern and the other notices will be considered invalid.

11.3 NOTICE
     ------

Any notice of any meeting of Partners will be mailed to each of the Partners shown as such on the Record, each director of the General Partner and the auditors of the Partnership not less than 21 nor more than 60 days prior to the date of the meeting. Such notice shall include:

     (a)  the time of meeting;

     (b)  the place of meeting; and

     (c) sufficient information to enable each Limited Partner to make a reasoned judgment on each matter to be considered at the meeting.

Accidental failure to give notice to any partner shall not invalidate a meeting any or proceedings thereat.

11.4 PLACE AND TIME OF MEETINGS
     --------------------------

All meetings will be held at the location and at such reasonable time as is selected by the person convening the meeting.

11.5 QUORUM
     ------

Subject to Section 11.6, one or more Limited Partners present in person or represented by proxy representing at least 20% of the Units then outstanding shall constitute a quorum for the transaction of business at any meeting.

11.6 ADJOURNED MEETINGS
     ------------------

If a quorum is not present within 30 minutes from the time fixed for holding any meeting, the meeting shall be adjourned by the chairperson of the meeting to a time and place on a date not more than 21 days later as determined by the chairperson. Upon an adjournment, at least seven days notice of the adjourned meeting shall be given, except that no notice need be given in respect of any meeting adjourned for less than 10 days. It shall not be necessary for any notice of an adjourned meeting to specify the nature of business to be transacted. At the adjourned meeting the Partners present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that the number of Units held or represented by them may not represent, in the aggregate, 20% of the Units then outstanding and entitled to vote on the matters to be presented to the meeting.

11.7 ATTENDANCE
     ----------

Notwithstanding anything herein contained, only Partners shall have the right to attend in person or by proxy and to vote on all matters submitted to the meeting. All Partners, proxies, officers and directors of the General Partner, representatives of the auditors of the Partnership, any of their counsel and any other Person authorized by the General Partner may attend and speak at any meeting of the Partners.

11.8 CHAIRPERSON
     -----------

The President of the General Partner, or in his or her absence, any other officer of the General Partner, shall be the chairperson of meetings of Partners, unless those Limited Partners present in person or represented by proxy at the meeting shall choose, by Ordinary Resolution, some other person present to be chairperson. If the President of the General Partner, or in his or her absence, any other officer of the General Partner, is not present at any such meeting, those Limited Partners present in person or represented by proxy shall appoint a chairperson of the meeting by Ordinary Resolution. The chairperson of the meeting shall not have a casting vote.

11.9 VOTING RIGHTS
     -------------

On any question submitted to a meeting each Partner shall be entitled to one vote for each Unit held. Except as otherwise specified in this Agreement, all questions shall be decided by a special Resolution.

11.10 SHOW OF HANDS
      -------------

Every question submitted to a meeting of Partners will be decided on a show of hands, unless a poll is demanded by a Partner or the chairperson before the question is put or after the result of a show of hands has been announced and before the meeting proceeds to the next item of business, in which case a poll will be taken.

11.11 APPOINTMENT OF PROXY AND VOTING
      -------------------------------

A Partner may attend any meeting of the Partners personally or may be represented by proxy. Votes at meetings of the Partners may be cast personally or by proxy. The instrument appointing a proxy shall be signed by the appointor or his or her attorney duly authorized in writing, or if the appointor is a corporation under its seal or by an officer or attorney thereof duly authorized and shall cease to be valid one year from its date. Any person may be appointed a proxy, whether or not he or she is a Partner.

11.12 VALIDITY OF PROXY
      -----------------

No proxy shall be voted at any meeting unless it shall either have been placed on file with the General Partner or delivered to the chairperson of the meeting prior to the time at which such meeting shall commence. The determination of the chairperson of the meeting of the validity of any proxy shall be final. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and the joint owners or their proxies disagree as to any vote to be cast, a vote shall not be received in respect of such Unit. A proxy purporting to be executed by or on behalf of a Partner shall be presumed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest upon the challenger.

11.13 REVOCATION OF PROXY
      -------------------

A vote cast in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death, incapacity, insolvency, bankruptcy or insanity of a Partner giving the proxy or the revocation of the proxy, provided that no written notice of such death, incapacity, insolvency, bankruptcy, insanity or revocation shall have been received at the place of meeting prior to the time fixed for holding of the meeting.

11.14 FORM OF PROXY
      -------------

In addition to the requirements, where applicable, of Section 11.13, every instrument of proxy, whether for a specified meeting or otherwise, shall be in substantially the following form:

          "I, DiamondFill of DiamondFill in the State/Province of DiamondFill being a Partner of IPSCO Alabama Ltd., hereby appoint of DiamondFill in the State/Province of DiamondFill as my proxy to attend and vote for me and on my behalf at the meeting of Partners to be held on the day of DiamondFill, and every adjournment thereof and every poll that may take place in consequence thereof.

          As witness my hand this DiamondFill day of DiamondFill."

11.15 CONDUCT OF MEETINGS
      -------------------

To the extent that the rules and procedures for the conduct of a meeting of Partners are not prescribed in this Agreement, such rules and procedures shall be determined by the chairperson.

11.16 EFFECT OF RESOLUTIONS
      ---------------------

A Special Resolution or an Ordinary Resolution as required by this Agreement and passed at a meeting of the Partners or in accordance with Section 11.18 shall be binding on all the Partners and their respective heirs, executors, administrators, successors and assigns.

11.17 MINUTE BOOK
      -----------

All proceedings at all meetings of Partners shall be recorded by the General Partner in a minute book, which shall be available for inspection by the partners at all reasonable times during normal business hours at the principal place of business of the Partnership.

11.18 WRITTEN RESOLUTIONS
      -------------------

At the General Partner's discretion, any matter which can be decided at a Partnership meeting may be decided instead by written resolution signed in one or more counterparts by all of the Partners entitled to vote on the matter without a formal meeting. A copy of the proposed resolution shall be sent to each Partner entitled to vote at its address shown on the Record together with a notice from the General Partner instructing the Partner on the procedure for signing and returning the resolution. If there is joint or common ownership of a Unit, the signature of the first person listed on the Record shall be required and shall bind all other joint or common owners of the Unit. If within 10 days of mailing the resolution to the Partners there is a Partner's request for a Partnership meeting to consider the matters dealt with in the resolution, then the General Partner shall convene a meeting and the resolution will not be effective unless passed by the required majority for such resolution at a Partnership meeting.

11.19 CONSENT REQUIRED
      ----------------

The General Partner shall, in accordance with Section 7.2, generally manage the Business and affairs of the Partnership provided that, in addition to any matters which by law or the other terms of this Agreement they must approve, the following matters shall require the approval of the Partners by Special
Resolution:

     (a)  redemptions of Units; or

     (b) the sale, disposition, exchange, lease, mortgage, hypothecation, deposit, assignment by way of security, charge, assignment, pledge or other transfer of, or granting of a security interest in, all or substantially all of the Partnership Assets unless such sale, disposition, exchange, lease mortgage, hypothecation, deposit, assignment by way of security, charge, assignment, pledge or other transfer of, or granting of a security interest in, is in the ordinary course of business.

                                   ARTICLE 12
                   AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT

12.1 AMENDMENTS GENERALLY
     --------------------

Subject to the provisions of Section 12.2, this Agreement may only be amended with the written approval of the General Partner and the consent of the Partners given by a Special Resolution.

12.2 AMENDMENT BY GENERAL PARTNER
     ----------------------------

This Agreement may be amended by the General Partner without prior notice to or consent from any Limited Partner:

     (a) for the purpose of adding to or deleting from the Agreement any covenants, restrictions, or provisions which additions or deletions, in the written opinion of counsel to the Partnership, are for the protection of the Limited Partners;

     (b) to cure any ambiguity or to correct or supplement or make consistent any provisions contained herein which, in the written opinion of counsel to the Partnership, are defective or inconsistent with any other provision contained herein or the provisions of any applicable law or regulation, provided that, in the written opinion of such counsel, the cure, correction or supplemental provision does not and will not adversely affect the interests of any Partner;

     (c) to make such other changes, corrections or additions in regard to matters or questions which may arise under this Agreement which counsel for the Partnership advises are necessary or desirable for any other purpose not inconsistent with the terms of this Agreement, provided that in the opinion of counsel to the Partnership the rights of the Partners are in no way prejudiced thereby; or

     (d) to reflect the addition of a new Partner as provided for in this Agreement.

                                   ARTICLE 13
                   DISSOLUTION AND TERMINATION OF PARTNERSHIP

13.1 AGREEMENT TO DISSOLVE
     ---------------------

The Partners may by Special Resolution resolve to dissolve the Partnership.

13.2 CONTINUITY
     ----------

The Partnership shall not be dissolved or terminated by the amendment of this Agreement, the amendment of the Certificate, the admission of any new General Partner or Limited Partner, or the Withdrawal, removal, death, incompetency, bankruptcy, insolvency, dissolution, liquidation, winding up or receivership of the General Partner or any Limited Partner or the assignment, transfer or transmission of any Unit.

13.3 RECEIVER
     --------

The General Partner shall serve as the receiver of Partnership, provided that if the General Partner is unable or unwilling to act in such capacity, the Partners shall appoint an appropriate person to act as the receiver of the Partnership by Ordinary Resolution.

13.4 LIQUIDATION OF ASSETS
     ---------------------

As soon as practicable after the authorization of the dissolution of the Partnership, the receiver of the Partnership shall prepare or cause to be prepared a statement of the financial position of the Partnership which shall be forwarded to each Partner. The receiver of the Partnership shall proceed diligently to wind up the affairs of the partnership, and all assets of the Partnership shall be liquidated as promptly as is reasonably possible. During the course of such liquidation, the receiver of the Partnership shall act honestly, in good faith and in the manner of a prudent receiver and shall operate the properties and undertaking of the Partnership and in so doing shall be vested with all the powers and authorities of the General Partner in relation to the business and affairs of the Partnership under the terms of this Agreement. The receiver of the Partnership shall be paid its reasonable fees and disbursements incurred in carrying out its duties.

13.5 DISTRIBUTION OF NET PROCEEDS
     ----------------------------

The net proceeds from the liquidation of the assets of the Partnership shall be distributed by the receiver in the following order of priority:

     (a) to pay the expenses of liquidation and the debts and liabilities of the Partnership to its creditors, including Partners who are creditors to the extent permitted by the Partnership Act;

     (b) to provide for such reserves as the receiver of the Partnership may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that any such reserves shall be paid over by the receiver of the Partnership to an escrow agent to be held by such escrow agent for the purpose of the payment of liabilities or obligations of the Partnership and any balance remaining shall be distributed, at the direction of the receiver of the Partnership, as specified in paragraphs (c) and (d);

     (c) to the Partners in payment of the balance, if any, in each Partner's Capital Account; and

     (d) the balance, if any, to the Partners based on their respective Sharing Ratios.

13.6 PARTITION OF ASSETS
     -------------------

In no event and under no circumstances shall a Partner be entitled, whether during the existence of the Partnership or after the commencement of the dissolution of the Partnership, to compel a partition, judicial or otherwise, of any of the assets of the Partnership or of its assets distributed to the Partners, either in kind or otherwise.

13.7 RETURN OF CAPITAL
     -----------------

Except as provided in this Agreement, no Partner shall have the right to demand or receive a return of its Capital Contribution in a form other than cash, provided, however, that nothing herein is to be construed to prohibit such a return of capital in a form other than cash.

13.8 TERMINATION OF PARTNERSHIP
     --------------------------

The Partnership shall terminate when all of its assets have been disposed of and the net proceeds therefrom (after payment of, or due provision for the payment of, all debts, liabilities and obligations of the Partnership to creditors) have been distributed as provided in this Article. The General Partner, or such other person as may be acting as receiver of the Partnership, shall have authority to execute and register an amendment to the Certificate as well as any other documents required to give effect to the dissolution and termination of the Partnership. Upon termination of the Partnership, the rights and obligations of the Partners set out in this Agreement shall terminate, except for the rights and obligations which by their nature survive such expiration or termination.

                                   ARTICLE 14
                          NOTICES AND CONFIDENTIALITY

14.1 NOTICE
     ------

Any notice, communication, payment or demand required or permitted to be given or made hereunder will be sufficiently given or made for all purposes if delivered personally to the party or to an officer of the party to whom it is directed or if sent by courier or ordinary first class mail, postage prepaid, addressed as follows:

     (a)  if to the General Partner,

          IPSCO Steel (Alabama) Inc.
          12400 Highway 43 North
          P.O. Box 359
          Axis, AL 36505
          Attention:    Executive Vice President

     (b) if to a Limited Partner, to the address of the Limited Partner as it appears on the Record.

14.2 DEEMED RECEIPT
     --------------

Except as provided in Section 14.3, a document sent by mail will be deemed to be received on the third day after mailing.

14.3 MAIL DISRUPTION
     ---------------

In the event of any disruption, strike or interruption in the postal service after mailing and before receipt or deemed receipt of a document, that document will be deemed to have been received on the seventh day following full resumption of the postal service.

14.4 CHANGE OF ADDRESS
     -----------------

A Limited Partner may change its address by giving written notice of such change to the General Partner, and the General Partner may change its address by giving written notice thereof to each Limited Partner.

14.5 CONFIDENTIALITY
     ---------------

(1) The Partners agree to treat this Agreement and information, data, reports and other records relating to the partnership or the business of any of the Partners (except information, data, reports and records that are available to the public from sources other than the Partners) as confidential and they shall not disclose any such information to Persons other than the "Permitted Disclosures" hereof, without the prior written consent of all of the other Partners. "Permitted Disclosures" are as follows:

     (a) any Partner may make a disclosure that would otherwise be prohibited by this Section 14.5 if such disclosure is required or advisable for any Partner to comply with any law, regulation or parliamentary or legislative custom or practice to which it or its activities are subject, or is made to legal advisors, auditors, or in court or arbitration proceedings;

     (b) any Partner may make a disclosure that would otherwise be prohibited by this Section 14.5 if such disclosure is necessary for the management of the Business and affairs of the Partnership, provided such Partner within a reasonable period of time prior to such disclosure, if the disclosure could reasonably be considered material to any of the other Partners, notifies the other Partners that such disclosure will be made; and

     (c) any Partner may make a disclosure that would otherwise be prohibited by this Section 14.5 if such disclosure is made to an affiliate of such Partner, a consultant, a lender, a financial adviser or to any Person, corporation or other entity with whom such Partner is negotiating in good faith for the sale of its Units, provided the intended recipient of such information shall be required by such Partner to give a written confidentiality undertaking, in a form provided by the General Partner, directed to each of the Partners.

(2) Notwithstanding anything contained in this Agreement, the obligations contained in this Section 14.5 shall survive any expiration or termination of this Agreement or any assignment, transfer, conveyance, other disposition or forfeiture of rights hereunder and shall blind each Partner while it shall be a Partner hereto and for a period of six years thereafter or for such longer period as may be stated in a confidentiality undertaking granted to the Partnership.

                                   ARTICLE 15
                                    GENERAL

15.1 GOVERNING LAW
     -------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama and applicable federal law and will be treated in all respects as an Alabama contract.

15.2 SEVERABILITY
     ------------

Each provision of this Agreement is intended to be severable and if any provision is uneforceable or invalid, such unenforceability or invalidity shall not affect the enforceability or validity of this Agreement or the remaining provisions.

15.3 ENTIRE AGREEMENT
     ----------------

This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any parties rely upon or regard as material, any representations or writing not incorporated herein and made a part hereof.

15.4 FURTHER ASSURANCES
     ------------------

As and so often as any Partner may reasonably require, the Partners agree to execute and deliver further and other documents, assurances and conveyances as may be necessary to properly carry out the intention of this Agreement.

15.5 WAIVERS
     -------

No provision of this Agreement may be waived except by a written instrument and any waiver of a provision, is valid only in respect specific instance to which it relates and is not a continuing waiver and is not to be construed as a waiver of any other provision.

15.6 SUCCESSORS
     ----------

This Agreement enures to the benefit of and will be binding upon the Partners and their respective successors and, to the extent permitted by this Agreement, permitted assigns.

15.7 COUNTERPARTS
     ------------

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed and delivered the same document. All counterparts shall be construed together and shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year set forth above.

                                        IPSCO STEEL (ALABAMA) INC.,
                                        as General Partner

                                        Per:
                                            ------------------------------------
                                        Per:
                                            ------------------------------------


                                        IPSCO CONSTRUCTION INC.,
                                        as Limited Partner

                                        Per:
                                            ------------------------------------

                                        Per:
                                            ------------------------------------